                                                                    EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statements of Federal Paper Board Company, Inc. and its subsidiary companies on Form S-3 (Registration Nos. 33-48063, 33-39748 and Post-Effective Amendment No. 1 to Registration Statement No. 33-39748) and Form S-8 (Registration Nos. 33-64258, 33-64256, 33-48654, 33-34440 and Post-Effective Amendment No. 7 to Registration Statement No. 2-56623) of our reports dated February 3, 1995 (which express an unqualified opinion and include an explanatory paragraph relating to changes in the method of accounting for income taxes and in the method of accounting for postretirement benefits other than pensions) appearing in and incorporated by reference in the Annual Report on Form 10-K of Federal Paper Board Company, Inc. for the fiscal year ended December 31, 1994.




/s/ DELOITTE & TOUCHE  LLP
--------------------------
    Deloitte & Touche LLP
    Parsippany, New Jersey
    March 27, 1995